SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 29, 2000

                             ANAREN MICROWAVE, INC.
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             (Exact name of registrant as specified in its charter)

   New York                         0-6620                        16-0928561
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(State or Other            (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

6635 Kirkville Road, East Syracuse, New York                        13057
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  (Address of Principal Executive Offices)                        (Zip code)

          _____________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets

      On February 29, 2000, Anaren Microwave, Inc. (the "Company") acquired all of the issued and outstanding capital stock of RF Power Components, Inc. ("RF Power") from its shareholders, Messrs. Thomas J. Passaro, Jr. and Thomas J. Dowling. RF Power, based in Long Island, New York, designs, manufactures and sells power resistors, terminations and attenuators used primarily in the wireless communications market. Consideration paid by the Company for the stock of RF Power was comprised of $7.5 million in cash and 23,517 shares of common stock of the Company. The amount of consideration paid by the Company was determined through negotiations among the parties, based primarily on RF Power's assets, revenues and growth rate. The Company used its cash at hand to fund the cash component of the consideration.

      The press release, dated March 2, 2000, of the Company concerning this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

         Exhibit No.                            Description
         -----------                            -----------

            99.1              Press Release, dated March 2, 2000, of the Company

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANAREN MICROWAVE, INC.

                                        By: /s/ David M. Ferrara
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                                            Name: David M. Ferrara
                                            Title: General Counsel and Secretary